SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-INTRICON CORPORATION
          GAMCO ASSET MANAGEMENT INC.
                       3/22/07            1,600-            5.8244
                       3/21/07            1,400-            5.8043
          GABELLI ADVISERS, INC.
                       2/09/07            3,000-            5.4000
                       1/25/07            2,000-            5.0200

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.